Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Stellar V Capital Corp. (the “Company”) on Form 10-K for the year ended December 31, 2024 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 31, 2025

/s/ Prokopios (Akis) Tsirigakis
Prokopios (Akis) Tsirigakis
Co-Chief Executive Officer, President and Chairman of the Board
(Principal executive officer)

Date: March 31, 2025

/s/ George Syllantavos
George Syllantavos
Co-Chief Executive Officer and Chief Financial Officer
(Principal financial and accounting officer)